UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

February 24, 2012

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33338	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street Pittsburgh, Pennsylvania	15203-2329
(Address of principal executive offices)	(Zip Code)

(412) 432-3300

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

On February 24, 2012, the Company entered into a Second Amended and Restated Employment Agreement (the "Second Amended Employment Agreement") with Roger S. Markfield, the Company's Vice Chairman and Executive Creative Director, replacing all prior agreements.  A description of the Second Amended Employment Agreement is contained in Item 5.02 below, which is incorporated by reference into this Item 1.01.

ITEM 1.02.	Termination of a Material Definitive Agreement
The information contained in Item 1.01 above is herein incorporated by reference.
ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 24, 2012, the Company and Roger S. Markfield entered into the Second Amended Employment Agreement. Under the Second Amended Employment Agreement, Mr. Markfield will continue to serve as Vice Chairman and Executive Creative Director of the Company during fiscal 2012 and 2013 until February 1, 2014 ("the Active Term"). As compensation under the Second Amended Employment Agreement, Mr. Markfield's annual base salary will be $950,000 during the Active Term. Mr. Markfield will also be eligible to receive the following:

(1) an annual performance based incentive bonus targeted at 100% of his base salary with potential to receive up to 200% of base salary during the Active Term;

(2) payment of the final portion of his vested long term incentive bonus account under the Company's Long Term Incentive Bonus Plan in the first quarter of fiscal 2012;

(3) for each fiscal year of the Active Term, a performance based stock option award.  For fiscal 2012, the option award shall have a grant date value equal to $1,170,000.  The amount and terms of the option award for fiscal 2013, if any, shall be determined by the Company's Compensation Committee (the "Committee") and shall provide for proration of the amount of the award in the event of Mr. Markfield's termination of employment during Fiscal 2013 based on the number of days of his full time employment during the fiscal year; and

(4) for each fiscal year of the Active Term, a grant of a long-term performance restricted stock unit award.  For fiscal 2012, the stock unit award shall be for the number of shares of the Company's common stock equal to $4,530,000 divided by the closing price of the Company's common stock on the grant date.  The amount and terms of the stock unit award for fiscal 2013, if any, shall be determined by the Committee and shall provide for proration of the amount of the award in the event of Mr. Markfield's termination of employment during Fiscal 2013 based on the number of days of his full time employment during the fiscal year.

Mr. Markfield is also entitled to receive compensation for consulting in an amount equal to: (1) $6,000,000 over four years if the Active Term continues through the end of the Company's fiscal 2012 year ending February 2, 2013 or is terminated by the Company during fiscal 2012; or

(2) $4,029,000 over three years if the Active Term does not continue through the end of the Company's fiscal 2012 year as a result of Mr. Markfield's early retirement or termination for cause; and

(3) retirement health insurance for himself and his dependents (with premiums paid by Mr. Markfield).

The foregoing description is qualified in its entirety by reference to the Second Amended Employment Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Second Amended and Restated Employment Agreement between the Company and Roger S. Markfield dated February 24, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: February 24, 2012	By:	/s/ Neil Bulman, Jr.
Neil Bulman, Jr.
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Second Amended and Restated Employment Agreement between the Company and Roger S. Markfield dated February 24, 2012